      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1996
                                                     REGISTRATION NO. 333-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                   ITRON, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           DELAWARE                                                     91-1011792
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)             (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              2818 N. SULLIVAN ROAD
                         SPOKANE, WASHINGTON 99216-1897
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)


                                   ITRON, INC.
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)


                           --------------------------


                               DAVID G. REMINGTON
                             CHIEF FINANCIAL OFFICER
                                   ITRON, INC.
                              2818 N. SULLIVAN ROAD
                         SPOKANE, WASHINGTON 99216-1897
                                 (509) 924-9900
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                             ----------------------

                                    COPY TO:
                              CHARLES J. KATZ, JR.
                                  PERKINS COIE
                          1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099
                                 (206) 583-8888

                             ----------------------
                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
    TITLE OF SECURITIES      AMOUNT TO BE      PROPOSED MAXIMUM          PROPOSED MAXIMUM            AMOUNT OF
     TO BE REGISTERED         REGISTERED      OFFERING PRICE PER        AGGREGATE OFFERING        REGISTRATION FEE
                                                   SHARE(1)                  PRICE(1)
- ------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share(2)            80,000 shares(3)       $54.50                  $4,360,000                 $1,504
==================================================================================================================

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $54.50 based on the average of the high ($55.00) and low ($54.00) sales prices for the Common Stock in the over-the-counter market on May 22, 1996, as reported by the Nasdaq National Market.

(2)    Including associated Common Stock Purchase Rights.

(3) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the 1996 Employee Stock Purchase Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Company.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference in this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 filed with the Securities and Exchange Commission (the "Commission"), which contains audited financial statements for the most recent year for which such statements have been filed;

                  (b) All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

                  (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on September 16, 1993, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. Certain of the directors of the Registrant, who are affiliated with principal shareholders of the Registrant, also may be indemnified by such shareholders against liability they may incur in their capacity as a director of the Registrant, including pursuant to a liability insurance policy for such purpose.

         Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 9 of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

         The Registrant has entered into an Indemnification Agreement with each of its executive officers and directors in which the Registrant agrees to hold harmless and indemnify the officer or director to the full extent permitted by Washington law. In addition, the Registrant agrees to indemnify the officer or director against any and all losses, claims, damages, liabilities or expenses incurred in connection with any actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which the officer or director is, was or becomes involved by reason of the fact that the officer or director is or was a director, officer, employee or agent of the Registrant, or that being or having been such a director, officer, employee or agent, such director is or was serving at the request of the Registrant as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by the officer or director in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent. The officer or director is not indemnified for any action, suit, claim or proceeding instituted by or at the direction of the officer or director unless such action, suit, claim or proceeding is or was authorized by the Registrant's Board of Directors or unless the action is to enforce the provisions of the Indemnification Agreement.

         No indemnity pursuant to the Indemnification Agreements shall be provided by the Registrant on account of any suit in which a final, unappealable judgment is rendered against an officer or director for an accounting of profits made from the purchase or sale by the officer or director of securities of the Registrant in violation of the provisions of Section 16(b) of the Exchange Act, or for damages that have been paid directly to the officer or director by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Registrant.

ITEM 8.  EXHIBITS

 Exhibit Number                                        Description
- ----------------     -------------------------------------------------------------------------------

        5.1          Opinion of Perkins Coie regarding legality of the Common Stock being registered

       23.1          Consent of Deloitte & Touche LLP (see page II-6)

       23.2          Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)

       24.1          Power of Attorney (see Signature Page)

       99.1          1996 Employee Stock Purchase Plan

ITEM 9.  UNDERTAKINGS

A.     The undersigned Registrant hereby undertakes:

       (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on the 28th day of May, 1996.

                                       ITRON, INC.

                                       By:   /s/ David G. Remington
                                          --------------------------------------
                                             David G. Remington
                                             Chief Financial Officer

                                POWER OF ATTORNEY

       Each person whose individual signature appears below hereby authorizes and appoints Johnny M. Humphreys and David G. Remington, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments with the Securities and Exchange Commission or any regulatory authority.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 28th day of May, 1996.

              SIGNATURE                                            TITLE
              ---------                                            -----

          /s/ Paul A. Redmond                        Chairman of the Board of Directors
 --------------------------------------
            Paul A. Redmond


         /s/ Johnny M. Humphreys                 President, Chief Executive Officer and Director
 --------------------------------------                   (Principal Executive Officer)
           Johnny M. Humphreys


         /s/ David G. Remington                               Chief Financial Officer
 --------------------------------------             (Principal Financial and Accounting Officer)
           David G. Remington


           /s/ Michael B. Bracy                                      Director
 --------------------------------------
             Michael B. Bracy


           /s/ Ted C. DeMerritt                                      Director
 --------------------------------------
             Ted C. DeMerritt


           /s/ Jon E. Eliassen                                       Director
 --------------------------------------
              Jon E. Eliassen


           /s/ Mary Ann Peters                                       Director
 --------------------------------------
             Mary Ann Peters

         /s/ Stuart E. White                                         Director
 --------------------------------------
             Stuart E. White

        /s/ Graham M. Wilson                                         Director
 --------------------------------------
            Graham M. Wilson

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Itron, Inc. on Form S-8 of our reports dated February 2, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Itron, Inc. for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP
Seattle, Washington

May 24, 1996

                                INDEX TO EXHIBITS


 Exhibit Number                                     Description
- ----------------     -------------------------------------------------------------------------------

        5.1          Opinion of Perkins Coie regarding legality of the Common Stock being registered

       23.1          Consent of Deloitte & Touche LLP (see page II-5)

       23.2          Consent of Perkins Coie (included in Exhibit 5.1)

       24.1          Power of Attorney (see Signature Page)

       99.1          1996 Employee Stock Purchase Plan